Exhibit 99.1

July 11, 2018

Twenty-First Century Fox, Inc.
1211 Avenue of the Americas
New York, NY 10036
Attention: General Counsel
E-mail: gzweifach@21cf.com

with copies to:

Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates
4 Times Square
New York, NY 10036
Attention: Howard L. Ellin, Esq.
Brandon Van Dyke, Esq.
E-mail: howard.ellin@skadden.com
brandon.vandyke@skadden.com

Re: Sky Acquisition Financing

Reference is made to that certain Amended and Restated Agreement and Plan of Merger, dated as of June 20, 2018 (as amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), among Twenty-First Century Fox, Inc., a Delaware corporation (the “Company”), The Walt Disney Company, a Delaware corporation (“Parent”), TWDC Holdco 613 Corp., a Delaware corporation and a wholly owned Subsidiary of Parent (“Holdco”), WDC Merger Enterprises I, Inc., a Delaware limited liability company and a wholly owned Subsidiary of Holdco (“Delta Sub”), and WDC Merger Enterprises II, Inc., a Delaware limited liability company and a wholly owned Subsidiary of Holdco (“Wax Sub”). Capitalized terms used but not defined herein shall have the meaning given to such terms in the Merger Agreement.

As the parties have discussed, the Company and Parent believe it is desirable for the Company to incur additional Indebtedness for the purpose of financing a Sky Acquisition as set forth in this letter (this “Side Letter”).  Pursuant to Section 5.01(b)(iv) of the Merger Agreement, the Company and its Subsidiaries are prohibited from incurring Indebtedness without the prior written consent of Parent, subject to certain exceptions, and pursuant to Section 5.01 of the Company Disclosure Letter, the aggregate principal amount of Indebtedness at any time outstanding under a Permitted Sky Financing cannot exceed the aggregate principal amount of the commitments under the Bridge Facility on the date of the Merger Agreement plus any additional Indebtedness incurred or committed to finance any modification to the terms of the Sky Acquisition that have been consented to by the arrangers under the Bridge Facility prior to the date of the Merger Agreement.  Parent hereby consents under Section 5.01 of the Merger Agreement to the Company’s and 21st Century Fox America, Inc.’s entry into the First Amendment to Bridge Credit Agreement (the “Bridge Amendment”) and the incurrence under the Bridge Facility of up to an aggregate principal amount of £15,325,000,000 of Indebtedness for the purpose of financing a Sky Acquisition (the “Sky Debt”).

In connection with the foregoing, Parent hereby agrees that, if (1) any of the following occurs: (x) the Merger Agreement is terminated in a circumstance in which Parent is obligated to pay the Parent Regulatory Termination Fee, (y) a Parent Superior Proposal Termination (as defined in the Merger Agreement), or (z) the Merger Agreement is terminated by the Company pursuant to Section 7.03(a) of the Merger Agreement, and (2) at the time of such termination, the Company has consummated the Sky Acquisition, Parent will pay the Company the Reimbursement Fee (as defined below) as a partial reimbursement for the Sky Debt.  The “Reimbursement Fee” shall equal: (1) (x) the number of shares of Sky plc that the Company and its affiliates acquire in the Sky Acquisition, multiplied by (y) the amount by which the per share cash consideration paid by the Company in the Sky Acquisition exceeds £13.00 per share and is less than or equal to £14.00 per share (the amount referred to in this clause (1), the “Principal Amount”), plus (2) interest and fees on such Principal Amount, which interest shall accrue at a rate per annum equal to the interest rate applicable to the Sky Debt from the date on which the Sky Acquisition is consummated until the date on which the Reimbursement Fee is paid to the Company by Parent.

Except as expressly set forth herein, this Side Letter shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the parties under the Merger Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Merger Agreement, which shall continue in full force and effect.

The provisions of Article VIII (Miscellaneous and General) of the Merger Agreement shall, to the extent not already set forth in this Side Letter, apply mutatis mutandis to this Side Letter.

[Remainder of Page Intentionally Blank]

Please indicate your understanding and agreement with the foregoing by signing a copy of this letter where indicated below and returning it to our attention.

Sincerely,

THE WALT DISNEY COMPANY,

By:	/s/ James M. Kapenstein
Name: James M. Kapenstein
Title: Associate General Counsel

Acknowledged and agreed,

TWENTY-FIRST CENTURY FOX, INC.

By:	/s/ Janet Nova
	Name:	Janet Nova
	Title:	Executive Vice President and Deputy Group General Counsel

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